UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2003

Homestore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)

30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 9. Regulation FD Disclosure.

     On August 13, 2003, Homestore, Inc. (the “Company”) issued a press release announcing that it had entered into a settlement agreement with the California State Teachers’ Retirement System, as lead plaintiff, to resolve all outstanding claims related to the first amended consolidated class action complaint filed against the Company in the United States District Court, Central District of California. Copies of that release and the related “Questions & Answers,” available on the Company’s website, are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.

Date: August 13, 2003	By:	/s/ LEWIS R. BELOTE, III Lewis R. Belote, III Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated August 13, 2003 of Homestore, Inc.

99.2	Homestore Reaches Settlement Agreement in Class Action Lawsuit – Questions & Answers, dated August 13, 2003.